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                                                                   EXHIBIT 10.25

                              EMPLOYMENT AGREEMENT

     AGREEMENT made as of the      day of           , 1995, between Eldorado
Bank (hereinafter referred to as the "Employer"), and Richard Korsgaard, (hereinafter referred to as the "Executive").

                                  WITNESSETH:

     WHEREAS, Employer on this date has consummated the acquisition of Mariners Bancorp and Mariners Bank pursuant to an Agreement and Plan of Reorganization dated May 22, 1995;

     WHEREAS, Executive was President and Chief Executive Officer of Mariners Bancorp and Mariners Bank and had an Employment Agreement dated July 1, 1991;

     WHEREAS, Employer and Executive desire to terminate the Employment Agreement dated July 1, 1991 and replace such Employment Agreement with this Agreement;

     WHEREAS, Employer is desirous of employing Executive in the capacity hereinafter stated, and Executive is desirous of entering into the employ of Employer in such capacity, for the period and on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. EMPLOYMENT

     Employer hereby employs Executive as an Executive Vice President with the responsibilities set forth in the job description attached hereto, and Executive accepts the duties that are set forth in the job description attached and accepts all other duties described herein, and agrees to discharge the same faithfully and to the best of his ability and consistent with the highest and best standards of the banking industry, in accordance with the policies of the Board as established, and in compliance with all laws and the Employer's Articles, Bylaws, Policies and Procedures. Executive shall devote his full business time and attention to the business and affairs of Employer to which he may be elected or appointed and shall perform the duties thereof to the best of his ability. Except as permitted by the prior written consent of the Chief Executive Officer or the Board of Directors, Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person, firm or corporation, whether for compensation or otherwise, which are in conflict with Employer's interests. Executive shall perform such other duties as shall be from time to time prescribed by the Chief Executive Officer, President or the Board of Directors of Employer.

2. TERM

     Employer hereby employs Executive and Executive hereby accepts employment with Employer for the period of three (3) years (the "Term"), commencing with the date of this Agreement, subject, however, to prior termination of this Agreement as hereinafter provided. Where used herein, "Term" shall refer to the entire period of employment of Executive by Employer, whether for the period provided above, or whether terminated earlier as hereinafter provided, or extended by mutual agreement in writing by the Employer and Executive.

3. COMPENSATION

     In consideration for all services to be rendered by Executive to Employer, Employer agrees to pay Executive a starting base salary of one hundred twenty-five thousand dollars ($125,000) per year, commencing at the date of this Agreement. The Board of Directors may increase the base salary based on Executive's performance and Employer's performance and profitability. Such salary increases shall be within the sole discretion of the Board of Directors. In addition, Executive may receive incentive compensation as the Chief
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Executive Officer or the Board of Directors, in its sole discretion, shall determine. Executive's salary shall be paid monthly or semi-monthly, depending on the policy of Employer. Employer shall deduct therefrom all taxes which may be required to be deducted or withheld under any provision of the law (including, but not limited to, social security payments and income tax withholding) now in effect or which may become effective anytime during the term of this Agreement.

     Executive shall be entitled to participate in any and all other employee benefits and plans that may be developed and adopted by the Employer and in which all or substantially all of the employees of Employer are eligible to participate.

4. REIMBURSEMENT

     Employer agrees to provide Executive a monthly car allowance of six hundred ($600) dollars. All costs of such automobile, including operation, maintenance, and insurance, shall be borne by Executive.

     Employer further agrees to reimburse Executive for all ordinary and necessary expenses incurred by Executive on behalf of Employer, including entertainment, meals and travel expenses. Executive shall provide to Employer records substantiating the business purpose of such expenses. Any costs incurred by Executive for conventions, meetings and seminars will be reimbursed as well as special social entertainment expenses, provided the Chief Executive Officer or President of Employer approves such.

     Employer agrees to pay this monthly member dues for Executive's membership at the Pacific Golf and Country Club.

5. INSURANCE

     Employer agrees to provide Executive with Employer's standard health and life insurance benefits which is now or may hereinafter be in effect for those persons who are Executive Vice Presidents of Employer.

6. VACATION

     Executive shall be entitled to accrue up to four (4) weeks vacation during each year of the Term with at least two (2) weeks to be taken in a consecutive period. Vacation benefits shall not accrue above four weeks at any time. The Board of Directors at its discretion may waive the provision with respect to unused vacation time.

7. TERMINATION

     Employer shall have the right to terminate this Agreement for any of the following reasons by serving written notice upon Executive:

     (a) Willful misconduct or criminal misfeasance in the performance of Executive's duties and obligations as Executive Vice President;

     (b) Illegal conduct, constituting a crime involving moral turpitude, illegal conduct, or conviction of a felony, or any conduct detrimental to the interest of Employer;

     (c) Physical or mental disability rendering Executive incapable of performing his duties for a consecutive period of 360 days, or by death;

     (d) Determination by Employer's Board of Directors that the continued employment of Executive is detrimental to the best interest of Employer, or for any reason whatsoever as determined by Employer's Board of Directors and in the sole and absolute discretion of Employer's Board of Directors.

In the event this Agreement is terminated for any of the reasons specified in the paragraphs (a), (b), or (c) above, Executive will be paid one month's salary calculated as of the date of Executive's termination, plus any pay in lieu of vacation accrued to, but not taken as of the date of termination. Such termination pay shall be considered to be in full and complete satisfaction of any and all rights which Executive may enjoy under the

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terms of this Agreement other than rights, if any, to exercise any of the stock options vested prior to such termination. The insurance benefits provided herein shall be extended at Employer's sole cost for thirty (30) days following the date of termination.

     In the event this Agreement is terminated for any reasons specified in paragraph (d), above, Executive shall be entitled to termination pay in the amount of the greater of the balance payable under this Agreement or twelve (12) months of the Executive's then current base salary per year at the date of termination. Such termination pay shall be paid in a lump sum and shall be considered to be in full and complete satisfaction of any and all rights which Executive may enjoy under the terms of this Agreement.

     Where termination is pursuant to paragraph (d), above, any pay in lieu of vacation accrued to, but not taken as of the date of termination, will be deemed included in the termination pay. In such case, the insurance benefits provided herein shall be extended at Employer's sole cost for six (6) months following the date of termination.

     Executive shall give sixty (60) days prior notice, in writing, to Employer in the event Executive resigns or voluntarily terminates employment.

8. ACQUISITION OR DISSOLUTION OF EMPLOYER

     This Agreement shall not be terminated by the voluntary or involuntary dissolution of Employer. Notwithstanding the foregoing, in the event proceedings for liquidation of Employer are commenced by regulatory authorities, this Agreement and all rights and benefits hereunder shall terminate.

9. INDEMNIFICATION

     To the extent permitted by law, Employer shall indemnify Executive who was or is a party or is threatened to be made a party in any action brought by a third party against the Executive (whether or not Employer is joined as a party defendant) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with said action if Executive acted in good faith and in a manner Executive reasonably believed to be in the best interest of the Employer (and with respect to a criminal proceeding if Executive had no reasonable cause to believe his conduct was unlawful), provided that the alleged conduct of Executive arose out of and was within the course and scope of his employment as an officer or employee of Employer.

10. RETURN OF DOCUMENTS

     Executive expressly agrees that all manuals, documents, files, reports, studies, instruments or other materials used or developed by Executive during the Term are solely the property of Employer, and Executive has no right, title or interest therein. Upon termination of this Agreement, Executive or Executive's representatives shall promptly deliver possession of all of said property to Employer in good condition.

11. NOTICES

     Any notice, request, or demand, or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, when deposited in the U.S. mail, postage prepaid, or when communicated to a public telegraph company for transmittal, addressed to the party at the address given at the beginning of this Agreement or at any other address as Employer or Executive may designate to the other in writing.

12. BENEFIT OF AGREEMENT

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns.

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13. APPLICABLE LAW

     This Agreement is to be governed by and construed under the laws of the State of California.

14. CAPTIONS AND PARAGRAPH HEADINGS

     Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

15. INVALID PROVISIONS

     Should any provisions of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion shall not be affected and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provisions eliminated.

16. ENTIRE AGREEMENT

     This Agreement with the exception of the Executive Salary Continuation
Agreement dated           , 1995 contains the entire agreement of the parties
and it supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Employer. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding with the exception of the Executive Salary Continuation Agreement. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by Employer and Executive. Upon the execution of this Agreement, all other agreements regarding the employment of Executive with Mariners Bancorp and Mariners Bank, with the
exception of the Executive Salary Continuation Agreement dated           , 1995,
shall terminate and Employer shall have no liability.

17. CONFIDENTIALITY

     This Agreement is to be held confidential. Breach of such confidentiality by Executive will be subject to termination under the provisions of 7(a) of this Agreement.

18. ARBITRATION

     All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Employer in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), presently located in Santa Ana, California. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association ("AAA"), presently located in Orange County, California, shall conduct the binding arbitration referred to in this Paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award-rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Orange County, California, unless otherwise agreed to by the parties.

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19. LEGAL COSTS

     If either party commences an action against the other party arising out of or in connection with this Agreement, the prevailing party shall be entitled to have and recover from the losing party reasonable attorney's fees and costs of suit.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          ELDORADO BANK

                                          By /s/  J. B. CROWELL
                                             -------------------------------
                                            J. B. Crowell, Chairman

                                          By /s/  RICHARD KORSGAARD
                                             -------------------------------
                                            Richard Korsgaard

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